UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Item 2.02Results of Operations and Financial Condition.

On July 17, 2019, ADTRAN, Inc. announced its preliminary financial results for the fiscal quarter ended June 30, 2019 and certain other information.

ADTRAN also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share to be paid to shareholders of record at the close of business on August 1, 2019. The ex-dividend date is July 31, 2019 and the payment date is August 15, 2019.

A copy of ADTRAN's press release announcing such preliminary financial results and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In addition, ADTRAN has posted supplemental information regarding revenues by segment and category for the fiscal quarter ended June 30, 2019 on the Investor Relations page of its website, www.adtran.com. A copy of the supplemental information is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated July 17, 2019
99.2	Revenues by segment and category classification

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 18, 2019.

ADTRAN, Inc.
(Registrant)

By: /s/ Michael Foliano
Michael Foliano
Senior Vice President of Finance and

Chief Financial Officer

(Principal Accounting Officer)